Exhibit 10.36

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

made by

SEARS HOLDINGS CORPORATION,
SEARS, ROEBUCK AND CO.,
SEARS ROEBUCK ACCEPTANCE CORP.,
KMART HOLDING CORPORATION,
KMART MANAGEMENT CORPORATION,
KMART CORPORATION

and certain of their respective Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of March 24, 2005

i

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization

 ii

GUARANTEE AND COLLATERAL AGREEMENT

      GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 24, 2005, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Five-Year Credit Agreement, dated as of February 22, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sears Holdings Corporation (“Holdings”), Sears Roebuck Acceptance Corp. (“SRAC”), Kmart Corporation (“Kmart Corp.” and, together with SRAC, the “Borrowers”), the Lenders and the Agent.

W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

      WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

      WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

      WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Lenders;

      NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINED TERMS

      1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Chattel Paper, Instruments, Proceeds and Supporting Obligations.

      (b) The following terms shall have the following meanings:

          “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          “Borrower Obligations”: with respect to any Borrower, the collective reference to the unpaid principal of and interest on the Advances and Reimbursement Obligations and all other obligations and liabilities of such Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of such Borrower’s Advances and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Agent or any Lender (or in the case of Specified Cash Management Agreements and Specified Swap Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Cash Management Agreement, any Specified Swap Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by such Borrower pursuant to the terms of any of the foregoing agreements). For purposes of Section 2, Borrower Obligations shall be deemed to include any obligation of any Group Member (other than Sears Canada) that is not a Borrower in respect of Specified Cash Management Agreements and Specified Swap Agreements.

          “Cash Management Agreement”: any agreement or arrangement pursuant to which a bank or other financial institution agrees to provide treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts, interstate depository network services and purchasing cards).

          “Collateral”: as defined in Section 3.1.

          “Collateral Account”: any collateral account established by the Agent as provided in Section 6.1 or 6.3.

          “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office and (ii) the right to obtain all renewals thereof.

          “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          “Credit Card Accounts Receivable”: all Accounts together with all income, payments and proceeds thereof, owed by an issuer of credit cards to a Grantor resulting from charges by a customer of a Grantor on credit cards issued by such issuer in connection with the sale of goods by a Grantor, or services performed by a Grantor.

          “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), any other Loan Document, any Specified Cash Management Agreement or any Specified Swap Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          “Guarantors”: the collective reference to each Grantor in its capacity as a guarantor pursuant to Section 2.

          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          “Inventory”: all “inventory” as such term is defined in the New York UCC and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or are furnished or are to be furnished under a contract of service, or that constitute work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Grantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplied and embedded software.

          “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

          “Obligations”: (i) in the case of each Borrower, its Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

          “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

          “Securities Act”: the Securities Act of 1933, as amended.

          “Software”: means all “software” are such term is defined in the New York UCC used by any Grantor to process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          “Specified Cash Management Agreement”: any Cash Management Agreement entered into by any Group Member (other than Sears Canada) and any Lender or affiliate thereof.

          “Specified Swap Agreement”: any Swap Agreement entered into by any Group Member (other than Sears Canada) and any Lender or affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

          “Subsidiary Guarantor”: each Guarantor other than Holdings.

          “Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

          “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

          “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

      1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

      (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

      2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Borrower.

      (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

      (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Agent or any Lender hereunder.

      (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than Obligations arising under Specified Swap Agreements and Specified

Cash Management Agreements) and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Borrowers may be free from any Borrower Obligations.

      (e) No payment made by any of the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of any of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until each of the Borrower Obligations (other than Obligations arising under Specified Swap Agreements and Specified Cash Management Agreements) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

      2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder. This Section 2.2 shall not apply to Sears in its capacity as a Guarantor of the Borrower Obligations of SRAC or to Kmart in its capacity as a Guarantor of the Borrower Obligations of Kmart Corp.

      2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of any of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by each of the Borrowers on account of its Borrower Obligations (other than Obligations arising under Specified Swap Agreements and Specified Cash Management Agreements) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when any of the Borrower Obligations (other than Obligations arising under Specified Swap Agreements and Specified Cash Management Agreements) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Agent may determine.

      2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender and any of the Borrower Obligations continued, and any of the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

      2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for any of the Borrower Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any of the Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

      2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent located at 270 Park Avenue, New York, New York 10017 or such other address of the Agent as may be designated in accordance with Section 9.02 of the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

      3.1 Collateral; Grant of Security Interest. Each Grantor hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

      (a) all Credit Card Accounts Receivable;

      (b) all Chattel Paper relating to Credit Card Accounts Receivable;

      (c) all Instruments relating to Credit Card Accounts Receivable;

      (d) all Inventory;

      (e) all books and records pertaining to the Collateral; and

      (f) to the extent not otherwise included, all Proceeds, insurance claims, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Agent and each Lender that:

      4.1 Title; No Other Liens. Except for the security interest granted to the Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, transfer and/or grant licenses to third parties to use Intellectual Property owned, licensed to or developed by a Grantor so long as such conveyances and/or licenses do not materially impair the license of the Agent in and to such Intellectual Property. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.

      4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof other than Permitted Liens.

      4.3 Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3. Such Grantor has furnished to the Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

      4.4 Credit Card Accounts Receivable. (a) No amount payable to such Grantor under or in connection with any Credit Card Account Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

      (b) None of the obligors on any Credit Card Account Receivable is a Governmental Authority.

      4.5 Related Intellectual Property. Such Grantor owns or has a license to use all Intellectual Property which is reasonably necessary to sell the Collateral in the ordinary course. Such Grantor shall take all reasonable and necessary steps to maintain and preserve the benefit of each Trademark License, Copyright License and Patent License which relates to Intellectual Property to the extent that the use of such Intellectual Property would be reasonably necessary in connection with the Agent’s enforcement of any of its remedies under the Loan Documents. Such Grantor does not own any Eligible Inventory which is subject to any Copyright License, Trademark License or Patent License or other agreement with any third party which would require any consent of any third party upon sale or disposition of that Eligible Inventory where such sale or disposition is made pursuant to a going-out-of-business sale, orderly liquidation or similar sale, in each case, to the extent such going-out-of-business sale, orderly liquidation or similar sale is conducted at the Stores, and such Grantor will promptly deliver notice to the Agent upon entering into any Copyright License, Trademark License or Patent License or amendment thereto which would require any such consent.

SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of Specified Cash Management Agreements, Specified Swap Agreements and indemnity obligations not yet due and payable) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

      5.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Credit Card Accounts Receivable shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

      5.2 Maintenance of Insurance. Such Grantor will maintain insurance as and to the extent required under the Credit Agreement. All such insurance provided by insurance companies or associations shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof and (ii) name the Agent as insured party or loss payee with respect to Inventory.

      5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

      (b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) to the extent applicable, taking any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

      5.4 Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Agent and delivery to the Agent of all additional financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein, change its organizational form from that of a registered entity to an unregistered entity (or from an unregistered entity to a registered entity) or change its jurisdiction of organization from that referred to in Section 4.3. Such Grantor will provide written notice of any change in its name or organizational form (other than changes in organizational form referred to in the immediately preceding sentence) within 15 days of such change.

SECTION 6. REMEDIAL PROVISIONS

      6.1 Certain Matters Relating to Credit Card Accounts Receivable. (a) If required by the Agent at any time after the occurrence and during the continuance of an Event of Default (or automatically in the case of an Event of Default under Section 7.01(e) of the Credit Agreement with respect to any Borrower), any payments of Credit Card Accounts Receivable, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in Section 6.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Credit Card Accounts Receivable shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

      (b) At the Agent’s request, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Credit Card Accounts Receivable, including, without limitation, all original orders, invoices and shipping receipts.

      6.2 Communications with Obligors; Grantors Remain Liable. (a) The Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Credit Card Accounts Receivable to verify with them to the Agent’s satisfaction the existence, amount and terms of any Credit Card Accounts Receivable.

      (b) Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Credit Card Accounts Receivable that the Credit Card Accounts Receivable have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent.

      (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Credit Card Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Agent nor any Lender shall have any obligation or liability under any Credit Card Accounts Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Lender of any payment relating thereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Credit Card Accounts Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      6.3 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent and the Lenders specified in Section 6.1 with respect to payments of Credit Card Accounts Receivable, if an Event of Default shall occur and be continuing, and if requested by the Agent (or automatically in the case of an Event of Default under Section 7.01(e) of the Credit Agreement with respect to any Borrower), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required). All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by such Grantor in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

      6.4 Application of Proceeds. At such intervals as may be agreed upon by the Borrowers and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

      First, to pay incurred and unpaid fees and expenses of the Agent under the Loan Documents;

      Second, to the Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations (other than Obligations relating to Specified Cash Management Agreements and Specified Swap Agreements), pro rata among the Lenders according to the amounts of the Obligations (other than Obligations relating to Specified Cash Management Agreements and Specified Swap Agreements) then due and owing and remaining unpaid to the Lenders;

      Third, to the Agent, for application by it towards prepayment of the Obligations (other than Obligations relating to Specified Cash Management Agreements and Specified Swap Agreements), pro rata among the Lenders according to the amounts of the Obligations (other than Obligations relating to Specified Cash Management Agreements and Specified Swap Agreements) then held by the Lenders;

      Fourth, to the applicable Lenders or affiliates thereof in payment of amounts then due and owing and remaining unpaid in respect of Specified Swap Agreements, pro rata among the applicable Lenders and affiliates thereof according to the amounts then due and owing and remaining unpaid in respect of Specified Swap Agreements;

      Fifth, to the applicable Lenders or affiliates thereof towards prepayment, settlement and termination of Specified Swap Agreements and outstanding hedge arrangements thereunder, pro rata among the applicable Lenders and affiliates thereof according to the amounts that would become due and owing upon the prepayment, settlement and termination of such Specified Swap Agreements and the outstanding hedge arrangements thereunder;

      Sixth, to the applicable Lenders or affiliates thereof in payment of amounts then due and owing and remaining unpaid in respect of Specified Cash Management Agreements, pro rata among the applicable Lenders and affiliates thereof according to the amounts then due and owing and remaining unpaid in respect of Specified Cash Management Agreements;

      Seventh, to the applicable Lenders or affiliates thereof in prepayment of amounts then outstanding in respect of Specified Cash Management Agreements, pro rata among the applicable Lenders and affiliates thereof according to the amounts then outstanding in respect of Specified Cash Management Agreements;

      Eighth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

      6.5 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in the order set forth in Section 6.4, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

      6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

      6.7 Grant of License in Intellectual Property, Software. (a) For the purpose of enabling the Agent to exercise the rights and remedies under Section 6 at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (i) assigns and transfers to the Agent and grants to the Agent, for the benefit of the Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or any other compensation to such Grantor) to use, license or sublicense, any Intellectual Property rights now owned or licensed or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (ii) irrevocably agrees that the Agent may sell any of such Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; provided that, notwithstanding the foregoing, this Agreement shall not constitute a license to use, license or sublicense, any Intellectual Property to the extent such license or sublicense is prohibited by or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Intellectual Property, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

      (b) For the purpose of enabling the Agent to exercise the rights and remedies under Section 6 at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby assigns and transfers to the Agent and grants to the Agent, for the benefit of the Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or any other compensation to such Grantor) to use, license or sublicense, any Software now owned or licensed or hereafter acquired by such Grantor; provided that, notwithstanding the foregoing, this Agreement shall not constitute a license to use, license or sublicense, any Software to the extent such license or sublicense is prohibited by or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Software, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

SECTION 7. THE AGENT

      7.1 Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

      (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Credit Card Account Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Credit Card Account Receivable or with respect to any other Collateral whenever payable;

      (ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

      (iii) execute, in connection with any sale provided for in Section 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

      (iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

      (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

      (c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Advances under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

      (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

      7.2 Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      7.3 Execution of Financing Statements. Each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent determines appropriate to perfect the security interests of the Agent under this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Agent of any financing statement with respect to the Collateral made prior to the date hereof.

      7.4 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

      8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.01 of the Credit Agreement.

      8.2 Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

      8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      8.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of one counsel to the Lenders and of one counsel to the Agent.

      (b) Each Grantor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

      (c) Each Grantor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 9.04 of the Credit Agreement.

      (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

      8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

      8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 7.01(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, at any time held or owing by the Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Agent or such Lender hereunder and claims of every nature and description of the Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Agent or such

Lender may elect, whether or not the Agent or any Lender has made any demand for payment. The Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.

      8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

      8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

      (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Agent shall have been notified pursuant thereto;

      (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

      (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

      8.13 Acknowledgements. Each Grantor hereby acknowledges that:

      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

      (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

      (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

      8.14 Additional Grantors. Each Subsidiary of the Borrowers that is required to become a party to this Agreement pursuant to Section 6.01(i) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

      8.15 Releases. (a) At such time as the Advances, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Cash Management Agreements, Specified Swap Agreements and indemnity obligations not yet due and payable) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

      (b) In the event the Collateral is released pursuant to Section 9.13(c) of the Credit Agreement, the Collateral shall be released from the Liens created hereby, and all obligations of the Agent and the Grantors (other than those expressly stated to survive termination of this Agreement) pursuant to Sections 3, 4, 5, 6 (other than 6.4) and 7 of this Agreement shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such release and termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release and termination.

      (c) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral shall be released from the Liens created hereby without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Grantor or its transferee, as the case may be, and the Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, the Agent shall release any Grantor from its obligations hereunder, including, without limitation, its obligations pursuant to Section 2 hereof, and shall execute and deliver to the Borrowers all releases or other documentation reasonably necessary or desirable to evidence such release, in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement and/or in the event that such Grantor shall dispose of all or substantially all of its assets and shall cease to own any Inventory or Credit Card Accounts Receivable.

      8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

SEARS HOLDINGS CORPORATION
By:	/s/ Allen R. Ravas
Title:

SEARS, ROEBUCK AND CO.
By:	/s/ Michael Coyne
Title:

SEARS ROEBUCK ACCEPTANCE CORP.
By:	/s/ Keith E. Trost
Title: President

KMART HOLDING CORPORATION
By:	/s/ Allen R. Ravas
Title:

KMART MANAGEMENT CORPORATION
By:	/s/ Allen R. Ravas
Title:

KMART CORPORATION
By:	/s/ Allen R. Ravas
Title:

A&E FACTORY SERVICE, LLC
By:	/s/ Georgeann Georges
Title: President

A&E HOME DELIVERY, LLC
By:	/s/ David P. Chameli
Title: Secretary

A&E LAWN & GARDEN, LLC
By:	/s/ Georgeann Georges
Title: President

A&E SIGNATURE SERVICE, LLC
By:	/s/ Georgeann Georges
Title: President

CALIFORNIA BUILDER APPLIANCES, INC. d/b/a MCPHAIL’S
By:	/s/ Beryl J. Buley
Title:

FLORIDA BUILDER APPLIANCES, INC.
By:	/s/ Beryl J. Buley
Title:

KLC, INC.
By:	/s/ Allen R. Ravas
Title:

KMART.COM LLC (f/k/a BLUELIGHT.COM LLC)
By:	/s/ Allen R. Ravas
Title:

KMART STORES OF ILLINOIS LLC
By:	/s/ Allen R. Ravas
Title:

KMART OF NORTH CAROLINA LLC
By:	/s/ Allen R. Ravas
Title:

KMART OF PENNSYLVANIA L.P.
By:	/s/ Allen R. Ravas
Title:

KMART OF TEXAS L.P.
By:	/s/ Allen R. Ravas
Title:

KMART STORES OF TEXAS LLC
By:	/s/ Allen R. Ravas
Title:

KMART OF WASHINGTON LLC
By:	/s/ Allen R. Ravas
Title:

LAND’S END INC.
By:	/s/ Mindy Meads
Title:

ORCHARD SUPPLY HARDWARE STORES CORPORATION
By:	/s/ Beryl J. Buley
Title:

PRIVATE BRANDS, LTD.
By:	/s/ Roger Detter
Title: President

SEARS ROEBUCK DE PUERTO RICO, INC.
By:	/s/ Carson T. Wells Jr.
Title: President

SEARS HOME IMPROVEMENT PRODUCTS, INC.
By:	/s/ Mark Good
Title: President

SOE, LLC
By:	/s/ Gerald Coghlan
Title:

STARWEST, LLC
By:	/s/ Gerald Coghlan
Title: